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EXHIBIT 23(c)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American Financial Holdings, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 filed by Banknorth Group, Inc. related to the registration of shares to be issued in connection with the acquisition of American Financial Holdings, Inc. by Banknorth Group, Inc. of our report dated January 29, 2002, relating to the consolidated balance sheets of American Financial Holdings, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of American Financial Holdings, Inc. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement referred to above.

                      /s/ KPMG LLP

Hartford, Connecticut
September 24, 2002

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  EXHIBIT 23(c)
INDEPENDENT AUDITORS' CONSENT